UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Material under §240.14a-12

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒   No fee required.

☐   Fee paid previously with preliminary materials.

☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

August 29, 2022

Dear Fellow Stockholder:

PLEASE MAKE SURE YOUR SHARES ARE REPRESENTED!

The September 13th special meeting of stockholders of Twitter, Inc. is fast approaching--and our latest records indicate that we have not yet received your vote. As Proposal 1, the proposal to adopt the merger agreement with affiliates of Elon Musk, requires the affirmative vote of a majority of the outstanding shares, your vote is very important, regardless of the number of shares that you own.

The deadline to vote is fast approaching, and so we encourage you to vote TODAY, electronically or by telephone--it’s quick and easy:

●	You may vote via the Internet by accessing the website indicated on the enclosed proxy card or voting instruction form;
●	You may vote by telephone by dialing the number indicated on the enclosed proxy card or voting instruction form;
●	If you received this reminder by email you may also vote by simply clicking the “VOTE NOW” button in the accompanying email.

We appreciate your support,

Bret Taylor

Chairman of the Board of Directors

TWITTER’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

MAXIMIZE THE VALUE OF YOUR INVESTMENT BY VOTING FOR ALL PROPOSALS

AT THE SPECIAL MEETING TODAY.

If you have any questions about the special meeting or need assistance in voting your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

1 (877) 750-8338 (TOLL-FREE from the U.S. and Canada)

or +1 (412) 232-3651 (From other countries)